Filed Pursuant to Rule 424(b)(2)

File No. 333-180728

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated December 3, 2013

PRICING SUPPLEMENT No. 384 dated December     , 2013

(To Product Supplement No. 6 dated July 13, 2012,

Prospectus Supplement dated April 13, 2012

and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K Equity Linked Securities

Growth Securities—Leveraged Upside Participation to a Cap and Buffered Downside With Multiplier Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

■	Linked to the Russell 2000® Index
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:

■

If the level of the Index increases, you will receive the original offering price plus 200% participation in the upside performance of the Index, subject to a maximum total return at maturity of 28% to 32% (to be determined on the pricing date) of the original offering price

■ If the level of the Index decreases but the decrease is not more than 15%, you will be repaid the original offering price
■

If the level of the Index decreases by more than 15%, you will receive less than the original offering price and have downside exposure to the decrease in the level of the Index from the starting level to the ending level, subject to the buffering effect of a multiplier equal to approximately 1.1765

■	Investors may lose some, or all, of the original offering price
■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $966.80 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $957.70 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-11 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$2.50	$997.50
Total

(1)

The agent will receive an agent discount, and from this agent discount will pay securities dealers acting as custodian a fee, if any, charged by each custodian, of up to $2.50 per security. Wells Fargo Securities, LLC, a wholly-owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Investment Description

The Principal at Risk Securities Linked to the Russell 2000®Index due December 27, 2016 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the Russell 2000®Index (the “Index”) from its starting level to its ending level. The securities provide:

(i)

the possibility of a leveraged return at maturity if the level of the Index increases from its starting level to its ending level, provided that the total return at maturity of the securities will not exceed the maximum total return of 28% to 32% of the original offering price, as determined on the pricing date;

(ii)	repayment of principal if, and only if, the ending level of the Index is not less than the starting level by more than 15%; and

(iii)	exposure to the decrease in the level of the Index from the starting level if the ending level is less than the starting level by more than 15%, subject to the buffering effect of the multiplier.

If the ending level is less than the starting level by more than 15%, you will lose some, and possibly all, of the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Index is an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market.

You should read this pricing supplement together with product supplement no. 6 dated July 13, 2012, the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 6 dated July 13, 2012 filed with the SEC on July 13, 2012:

http://www.sec.gov/Archives/edgar/data/72971/000119312512302131/d378206d424b2.htm

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012:

http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

“Russell 2000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group (“Russell”), and has been licensed for use by us. The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by Russell and Russell makes no representation regarding the advisability of investing in the securities.

PRS-2

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Potential Conflicts Of Interest Could Arise Between You And Us.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market

PRS-3

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Investment Description (Continued)

conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates purchases the securities from you at any time up to the issue date or during the 3-month period following the issue date, the secondary market price will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs, which includes the projected profit that is expected to accrue over time but does not include the agent discount, is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. We expect that this increase will also be reflected in the value indicated for the securities on any brokerage account statements.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Investor Considerations

We have designed the securities for investors who:

¡

seek 200% leveraged exposure to the upside performance of the Index if the ending level is greater than the starting level, subject to the maximum total return at maturity of 28% to 32% (to be determined on the pricing date) of the original offering price;

¡	desire repayment of the original offering price at maturity so long as the ending level is not less than the starting level by more than 15%;

¡	desire to moderate any decline of more than 15% from the starting level to the ending level through the buffering effect of the multiplier;

¡

understand that the ability of the multiplier to moderate any decline in the Index of more than 15% is progressively reduced as the ending level of the Index declines because the multiplier only acts to buffer the performance of the Index on a percentage basis;

¡

understand that if the ending level is less than the starting level by more than 15%, they will be exposed to the decrease in the Index from the starting level, subject to the buffering effect of the multiplier, and will lose some, and possibly all, of the original offering price of the securities;

¡	are willing to forgo interest payments on the securities and dividends on securities included in the Index; and

¡	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

¡	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

¡	are unwilling to accept the risk that the ending level of the Index may decrease by more than 15% from the starting level;

¡

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

¡	seek uncapped exposure to the upside performance of the Index;

¡	seek full return of the original offering price of the securities at stated maturity;

¡	seek current income;

¡	are unwilling to accept the risk of exposure to the small capitalization segment of the United States equity market;

¡	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

¡	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Index generally, or to the exposure to the Index that the securities provide specifically; or

¡	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Terms of the Securities

Market Measure:	Russell 2000® Index
Pricing Date:	December 23, 2013.*
Issue Date:	December 27, 2013.* (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:	The “redemption amount” per security will equal:

•	if the ending level is greater than the starting level: the lesser of:
(i) $1,000 plus:

$1,000 x	ending level – starting level	x participation rate	; and
starting level

(ii) the capped value;

•	if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

•	if the ending level is less than the threshold level:

$1,000 x	ending level	x multiplier
starting level

If the ending level is less than the threshold level, you will lose some, and possibly all, of the original offering price of your securities at maturity.
Stated Maturity Date:	December 27, 2016*. If the calculation day is postponed, the stated maturity date will be postponed to the third business day after the calculation day as postponed.
Starting Level:	, the closing level of the Index on the pricing date.
Ending Level:	The “ending level” will be the closing level of the Index on the calculation day.
Capped Value:

The “capped value” will be determined on the pricing date and will be within the range of 128% to 132% of the original offering price per security ($1,280.00 to $1,320.00 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 28% to 32% of the original offering price.

Threshold Level:	, which is equal to 85% of the starting level.
Participation Rate:	200%
Multiplier:	The “multiplier” will be equal to the starting level divided by the threshold level, or 100% divided by 85%, which is approximately 1.1765.
Calculation Day:

December 21, 2016*. If such day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event.

Calculation Agent:	Wells Fargo Securities, LLC
*

To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-6

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Terms of the Securities (Continued)

Material Tax Consequences:

The United States federal income tax consequences of your investment in the securities are uncertain. The discussion below supplements the discussion under “United States Federal Income Tax Considerations” in the product supplement and is subject to the limitations and exceptions set forth therein.

The terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize and treat a security as a pre-paid derivative contract with respect to the Index. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time and the price you paid for them. Such gain or loss should generally be long-term capital gain or loss if you held your securities for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “United States Federal Income Tax Considerations—Alternative Treatments” on page PS-21 of the product supplement.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

In addition, if you are not a United States holder, as that term is defined under “United States Federal Income Tax Considerations” in the product supplement, you should review the discussion set forth under “United States Federal Income Tax Considerations—Non-United States Holders” on page PS-23 of the product supplement.

Furthermore, official guidance released by the Treasury Department states that withholding under section 1471 of the Code, (“FATCA withholding”) (as described under “United States Federal Income Tax Considerations—Withholdable Payments to Foreign Financial Institutions and Other Foreign Entities” on page PS-23 of the product supplement) will not apply to obligations that are outstanding on July 1, 2014; therefore, the securities will not be subject to FATCA withholding.

You are urged to read the more detailed discussion in “United States Federal Income Tax Considerations” on page PS-20 of the product supplement and to consult your own tax advisor.

Agent:

Wells Fargo Securities, LLC. The agent expects to make a profit by selling, structuring and, where applicable, hedging the securities. The agent may resell the securities to securities dealers acting as custodian for investors at the original offering price of the securities less a fee, if any, charged by each custodian, which may vary but will not exceed $2.50 per security.

PRS-7

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Terms of the Securities (Continued)

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	94986RSE2

PRS-8

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-9

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Hypothetical Payout Profile

The following profile is based on a hypothetical capped value of 130% or $1,300.00 per security (the midpoint of the specified range for the capped value), a participation rate of 200%, a threshold level equal to 85% of the starting level and a multiplier of approximately 1.1765. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual capped value and whether you hold your securities to maturity.

PRS-10

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Selected Risk Considerations

Your investment in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

•

You May Lose Up To All Of Your Investment. If the ending level is less than the threshold level, the redemption amount will be less than the original offering price per security and will reflect the ending level expressed as a percentage of the starting level, as adjusted by the multiplier. As a result, you may receive less than, and possibly lose all of, the original offering price per security at maturity even if the level of the Index is greater than or equal to the starting level or the threshold level at certain points during the term of the securities.

•	No Periodic Interest Will Be Paid On The Securities.

•

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index. The opportunity to participate in the possible increases in the level of the Index through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

•

The Buffering Effect Of The Multiplier Will Decrease As The Ending Level Decreases. If the ending level is less than the threshold level, the redemption amount will reflect the buffering effect of the multiplier, such that the redemption amount will be greater than it would have been had it been based solely on the performance of the Index. As the performance of the Index declines, however, the outperformance of the securities relative to the performance of the Index will decline as well, because the multiplier only acts to buffer the performance of the Index on a percentage basis. For example, if the ending level is 70% of the starting level, the redemption amount would be equal to $823.53 per security ($1,000 x .70 x multiplier), which is $123.53 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $700). However, if the ending level is 40% of the starting level, the redemption amount would be equal to $470.59 per security ($1,000 x .40 x multiplier), which is only $70.59 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $400). If the ending level is zero, the redemption amount will be zero ($1,000 x .00 x multiplier).

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in the Index for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price. The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

•

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers. The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

PRS-11

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Selected Risk Considerations (Continued)

•

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market. Secondary market prices, if any, for the securities will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk consideration. Any secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk consideration change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates purchases the securities from you at any time up to the issue date or during the 3-month period following the issue date, the secondary market price will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs, which includes the projected profit that is expected to accrue over time but does not include the agent discount, is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. We expect that this increase will also be reflected in the value indicated for the securities on any brokerage account statements.

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the then-current level of the Index, then-current interest rates and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities: Index performance; interest rates; volatility of the Index; time remaining to maturity; and dividend yields on the securities included in the Index. In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. Because numerous factors are expected to affect the value of the securities, changes in the level of the Index may not result in a comparable change in the value of the securities.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

•

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization. The stocks that constitute the Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

PRS-12

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Selected Risk Considerations (Continued)

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index. Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Index because, among other reasons, the redemption amount will be determined by reference to the ending level of the Index, which will be calculated by reference to the prices of the securities in the Index without taking into consideration the value of dividends paid on those securities.

•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

•	We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

•

The Stated Maturity Date Will Be Postponed If The Calculation Day Is Postponed. The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be postponed until three business days after the postponed calculation day.

•

Potential Conflicts Of Interest Could Arise Between You And Us. You should be aware of the following potential conflicts of interest between you and us in connection with the offering of the securities:

•

WFS, which is our affiliate and the agent for the distribution of the securities, will be the calculation agent for purposes of determining, among other things, the starting level and the ending level, calculating the redemption amount, determining whether adjustments should be made to the ending level, and determining whether a market disruption event has occurred.

•	The estimated value of the securities set forth on the cover page of this pricing supplement was calculated for us by WFS.

•

We or one or more of our affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market price of securities included in the Index and, therefore, the value of the securities.

•	We or one or more of our affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index.

These activities may present a conflict between us and our affiliates and you.

•	Trading And Other Transactions By Us Or Our Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Securities.

•	Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain. See “Terms of the Securities—Material Tax Consequences.”

PRS-13

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Hypothetical Returns

The following table illustrates, for a hypothetical capped value of 130% or $1,300.00 per security (the midpoint of the specified range of the capped value) and a range of hypothetical ending levels of the Index:

•	the hypothetical percentage change from the hypothetical starting level to the hypothetical ending level;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
1985.43	75.00%	$1,300.00	30.00%	8.93%
1701.80	50.00%	$1,300.00	30.00%	8.93%
1474.89	30.00%	$1,300.00	30.00%	8.93%
1361.44	20.00%	$1,300.00	30.00%	8.93%
1304.71	15.00%	$1,300.00	30.00%	8.93%
1247.98	10.00%	$1,200.00	20.00%	6.16%
1191.26	5.00%	$1,100.00	10.00%	3.20%
1134.53(2)	0.00%	$1,000.00	0.00%	0.00%
1021.08	-10.00%	$1,000.00	0.00%	0.00%
964.35	-15.00%	$1,000.00	0.00%	0.00%
953.01	-16.00%	$988.24	-1.18%	-0.39%
794.17	-30.00%	$823.53	-17.65%	-6.36%
567.27	-50.00%	$588.24	-41.18%	-16.91%
283.63	-75.00%	$294.12	-70.59%	-36.87%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The hypothetical starting level. The actual starting level will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual starting level, ending level and capped value.

PRS-14

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), reflecting a hypothetical capped value of 130% or $1,300.00 per security (the midpoint of the specified range for the capped value) and assuming hypothetical starting levels and ending levels as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

Hypothetical starting level: 1134.53

Hypothetical ending level: 1250.00

Since the hypothetical ending level is greater than the hypothetical starting level, the redemption amount would equal:

$1,000 +	$1,000 x	1250.00 – 1134.53	x 200%	= $1,203.56
1134.53

On the stated maturity date you would receive $1,203.56 per security.

Example 2. Redemption amount is equal to the capped value:

Hypothetical starting level: 1134.53

Hypothetical ending level: 1600.00

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000 x	1600.00 – 1134.53	x 200%	= $1,820.55
1134.53

On the stated maturity date you would receive $1,300.00 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Index at a rate of 200% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending levels that are greater than 115.00% of the starting level (assuming a capped value of 130% or $1,300.00 per security, the midpoint of the specified range for the capped value) since your return on the securities for any ending level greater than 115.00% of the starting level will be limited to the capped value.

Example 3. Redemption amount is equal to the original offering price:

Hypothetical starting level: 1134.53

Hypothetical ending level: 1000.00

Hypothetical threshold level: 964.3505, which is 85% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level, but not by more than 15%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

PRS-15

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

Hypothetical Payments at Stated Maturity (Continued)

Example 4. Redemption amount is less than the original offering price:

Hypothetical starting level: 1134.53

Hypothetical ending level: 700.00

Hypothetical threshold level: 964.3505, which is 85% of the hypothetical starting level

Since the hypothetical ending level is less than the hypothetical starting level by more than 15%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 x	700.00	x multiplier	= $725.88
1134.53

On the stated maturity date you would receive $725.88 per security.

The multiplier is used in the calculation of the redemption amount if the ending level is less than the threshold level. The effect of the multiplier in these circumstances is to provide a payment at maturity on the securities that is approximately 17.65% greater than it would have been had it been based solely on the performance of the Index without the multiplier. In this example, although the ending level declined by approximately 38.30% from the starting level (i.e., the ending level divided by the starting level is approximately 0.6170), the redemption amount per security is $725.88, which is approximately 17.65% higher than the payment that would be received if the amount payable at stated maturity were based on the performance of the Index without the multiplier (i.e., $1,000 x 0.6170, or $617.00). You should note that, as the performance of the Index declines, this outperformance of the securities relative to the performance of the Index declines as well, because the multiplier only acts to buffer the performance of the Index on a percentage basis. For example, if the ending level is 60% of the starting level, the redemption amount would be equal to $705.88 per security ($1,000 x .60 x multiplier), which is $105.88 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $600). However, if the ending level is 40% of the starting level, the redemption amount would be equal to $470.59 per security ($1,000 x .40 x multiplier), which is only $70.59 greater than it would have been had it been based solely on the performance of the Index without the multiplier (i.e., $400). If the ending level is zero, the redemption amount will be zero ($1,000 x .00 x multiplier).

To the extent that the starting level, ending level and capped value differ from the values assumed above, the results indicated above would be different.

PRS-16

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

The Russell 2000® Index

The Russell 2000® Index is an equity index designed to reflect the performance of the small capitalization segment of the United States equity market. See “The Russell 2000® Index” in Annex A to the product supplement for additional information about the Russell 2000® Index.

Historical Information

We obtained the closing levels of the Index listed below from Bloomberg Financial Markets (“Bloomberg”) without independent verification. You can obtain the level of the Russell 2000® Index at any time from Bloomberg under the symbol “RTY” or from the Russell website at www.russell.com. No information contained on the Russell website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2003 to November 26, 2013. The closing level on November 26, 2013 was 1134.53.

PRS-17

Growth Securities—Leveraged Upside Participation

to a Cap and Buffered Downside With Multiplier

Principal at Risk Securities Linked to the Russell 2000® Index due December 27, 2016

The Russell 2000® Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index for each quarter in the period from January 1, 2003 through September 30, 2013 and for the period from October 1, 2013 to November 26, 2013.

	High	Low	Last
2003
First Quarter	398.45	345.94	364.54
Second Quarter	458.01	368.69	448.37
Third Quarter	520.20	449.17	487.68
Fourth Quarter	565.47	500.32	556.91
2004
First Quarter	601.50	557.63	590.31
Second Quarter	606.39	535.34	591.52
Third Quarter	582.72	517.10	572.94
Fourth Quarter	654.57	564.88	651.57
2005
First Quarter	644.95	604.53	615.07
Second Quarter	644.19	575.02	639.66
Third Quarter	688.51	643.04	667.80
Fourth Quarter	690.57	621.57	673.22
2006
First Quarter	765.14	684.05	765.14
Second Quarter	781.83	672.72	724.67
Third Quarter	734.48	671.94	725.59
Fourth Quarter	797.73	718.35	787.66
2007
First Quarter	829.44	760.06	800.71
Second Quarter	855.09	803.22	833.70
Third Quarter	855.77	751.54	805.45
Fourth Quarter	845.72	735.07	766.03
2008
First Quarter	753.55	643.97	687.97
Second Quarter	763.27	686.07	689.66
Third Quarter	754.38	657.72	679.58
Fourth Quarter	671.59	385.31	499.45
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter	1078.41	989.47	1073.79
October 1, 2013 to November 26, 2013	1134.53	1043.46	1134.53

PRS-18